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                                                                      Exhibit 11


                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of

   Nationwide Investing Foundation:





We consent to the use of our report dated December 5, 1997 for the Nationwide Investing Foundation and Nationwide Investing Foundation II incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Other Services For All
The Funds" in the Statement of Additional Information.



KPMG Peat Marwick LLP

Columbus, Ohio

February 27, 1998